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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported) November 6, 2002




                            VITA FOOD PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)




             Nevada                       1-12599                36-3171548
-------------------------------   -----------------------   -------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation)                                              Identification No.)




          2222 W. Lake Street
        Chicago, Illinois 60612                                     60612
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(Address of principal executive offices)                          (Zip Code)




                                  (312)738-4500
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              (Registrant's telephone number, including area code)



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ITEM 2.  Acquisition or Disposition of Assets.

On November 6, 2002, Vita Food Products, Inc. ("Vita") acquired all of the issued and outstanding shares of capital stock of The Halifax Group, Inc. ("Halifax"), a Georgia corporation, from Robert J. Budd and certain affiliates or associates of Mr. Budd ("Budd") pursuant to a Merger Agreement dated October 17, 2002 (the "Agreement").

Vita plans to fully integrate the operations of its wholly-owned subsidiary, Virginia Honey Company, Inc. ("Virginia Honey"), and Halifax, and to continue to use the Halifax assets for essentially the same purpose as before the acquisition. As a result of the integration, Virginia Honey's and Halifax's financial results will be combined beginning with the effective date of the transaction, November 1, 2002, one month into Vita's fourth quarter.

At the closing, Vita paid cash of $450,000 to Budd in partial payment of the $795,781 in total debt that Halifax had to Budd prior to the closing. All interest on the Budd debt has been extinguished and no interest or charges of any kind shall accrue on the Budd debt in the future. In addition, by virtue of the merger described in the Agreement, Vita effectively assumed approximately $2.6 million of Halifax indebtedness, excluding the debt owed to Budd. Vita also assigned to Budd all of Vita's rights by virtue of the acquisition in a preexisting case filed against Halifax, the actual value of which (if any) is indeterminate at this time. Budd and Vita have agreed that this assignment shall be deemed to equal full payment of 25% of the aggregate consideration under the Agreement. Finally, the Agreement requires repayment to Budd of the $345,781 balance of Halifax's debt to Budd on April 1, 2006, and provides for an "earn out" whereby Budd can earn additional consideration based upon the profitability of the integrated Virginia Honey and Halifax operations through December 31, 2007. The exact amount of the earn out will be based on Halifax's allocated share of the average annual earnings before interest, taxes, depreciation and amortization ("EBITDA") of the combined Virginia Honey and Halifax operations, adjusted downward for Halifax's indebtedness (including without limitation the debt to Budd) ("Adjusted EBITDA"). Halifax's allocation will be calculated as a percentage, ranging from 20%, if net sales of certain Halifax products are less than $12.0 million, to 40%, if net sales of certain Halifax products are equal to or greater than $22.6 million (with three graduated intermediate percentage levels), of an amount equal to 45% of Adjusted EBITDA for the period from January 1, 2003 to December 31, 2005, or 30% of Adjusted EBITDA for the period from January 1, 2006 to December 31, 2007. There is no minimum or maximum on this earn out.

Terry W. Hess, the Chairman and CEO of the combined Virginia Honey and Halifax operations and former owner of Virginia Honey, is a party to the Agreement, solely with respect to allocations of the sales of the combined Virginia Honey and Halifax operations, and, as a result, has agreed to the Halifax sales allocations.

Earn out payments are payable 55% in cash and 45% in shares of common stock of Vita; provided that Vita may elect to make all the earn out payments in cash. The value of each share of Vita stock would be determined by taking the average closing price of the Vita stock reported by the American Stock Exchange on each of the trading days in the month preceding the date of each earn out payment.


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The consideration payable by Vita was determined by arms-length negotiations between Vita and Budd. In conjunction with the acquisition, Vita restructured its debt with American National Bank and Trust Company of Chicago in order to fund the transaction. As security for Vita's payment of the earn out, Vita has granted Budd a security interest in all of the capital stock of Halifax.

Halifax is a manufacturer and distributor of licensed brand-named products including the Jim Beam(R) brand of steak sauce, barbeque sauce, marinade and related products and The Drambuie(R) Gourmet Collection. Halifax also manufactures and distributes the Artie Bucco(TM) line of products based on the HBO(R) series The Sopranos(R), the Scorned Woman(R) gourmet food line, the Oak Hill Farms(R) line of salad dressings and various gourmet products and branded gift items. Halifax is based in Atlanta, Georgia, where it has a packaging facility and a warehouse/distribution facility. Budd, the former owner of Halifax, has entered into an employment agreement to serve as the President of Halifax and report to Terry W. Hess, Virginia Honey's President, who was also named Chairman and Chief Executive Officer of the combined Halifax/Virginia Honey operations.

Virginia Honey is a manufacturer and distributor of honey, salad dressings (including its Vidalia(R) Onion Vinegarette brand), sauces, jams and jellies, and gift baskets. Virginia Honey will continue to operate its two manufacturing facilities, one in Martinsburg, West Virginia and the other in Berryville, Virginia.

The description of the Agreement and the transactions contemplated by it set forth above are not intended to be complete and are qualified in their entirety by the complete text of the Agreement which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report 8-K are "forward-looking statements" as defined by the Federal securities laws. Such statements are based on management's current expectations and involve known and unknown risks and uncertainties which may cause the Company's actual results, performance or achievements to differ materially from any results, performance or achievements expressed or implied in this report. By way of example and not limitation and in no particular order, known risks and uncertainties include the Company's future growth and profitability, the introduction and success of new products, the potential loss of large customers or accounts, changes in economic and market conditions, integration and management of acquired businesses, the seasonality of Vita's business, the Company's ability to attract and retain key personnel, the Company's ability to maintain its relationships with key vendors and retailers, consolidation of the Company's supplier base, the potential impact of claims and litigation, changes in raw material costs, downward product price movements, and the effects of competition in the Company's markets. In light of these and other risks and uncertainties, the Company makes no representation that any future results, performance or achievements expressed or implied in this report will be attained. The Company's actual results may differ materially from any results expressed or implied by the forward-looking statements, especially when measured on a quarterly basis.


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ITEM 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.
          The financial statements required by this item will be filed within 60 days of November 21, 2002, the date of the filing of this Current Report on Form 8-K.

     (b)  Pro forma financial information.
          The pro forma financial information required by this item will be filed within 60 days of November 21, 2002, the date of the filing of this Current Report on Form 8-K.

     (c)  Exhibits.
          See exhibit index attached.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VITA FOOD PRODUCTS, INC.


Date:    November 21, 2002         By:          /s/ Stephen D. Rubin
                                      -----------------------------------------
                                                    Stephen D. Rubin
                                                       President
                                             (Principal Executive Officer)



Date:    November 21, 2002         By:         /s/ Clifford K. Bolen
                                      -----------------------------------------
                                                   Clifford K. Bolen
                                     Vice President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)



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                                  EXHIBIT INDEX


Exhibit Number      Document
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2.1                 Merger Agreement, dated as of October 17, 2002, between
                    Vita Food Products, Inc., Vita Holdings, Inc., Vita/Halifax
                    Acquisition Company, The Halifax Group, Inc., Robert J Budd,
                    Oak Hill Family LLC and Terry W. Hess.

99.1                Press release dated September 3, 2002.

99.2                Press release dated November 11, 2002.


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